Exhibit 99.1
Report of Independent Registered Public Accounting Firm
To the directors and shareholders of Wellman International Limited
We have audited the accompanying consolidated balance sheets of Wellman International Limited and Subsidiaries (“the company”) as of 31 December 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity and other comprehensive (loss)/income, and cash flows for each of the years in the three year period ended 31 December 2006. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wellman International Limited and Subsidiaries as of 31 December 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three year period ended 31 December 2006, in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 1 (m) to the consolidated financial statements, the company voluntarily changed its accounting principle for recognising net actuarial gains or losses relating to its defined benefit plans.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Wellman International Limited’s internal control over financial reporting as of 31 December 2006, based on criteria established in “Internal Control — Integrated Framework” issued by the Committee of Sponsoring Organisations of the Treadway Commission (COSO) and our report dated 13 March 2007 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.
13 March 2007
/s/ KPMG
Chartered Accountants
Dublin, Ireland